EXHIBIT 99
Restaurant Brands International Inc. Reports Third Quarter 2023 Results

Consolidated system-wide sales growth of 10.9% year-over-year, up $1.1 billion year-over-year
Global comparable sales of 7.0% driven by 8.1% at TH Canada, 7.6% at BK International and 6.6% at BK US
Double digit year-over-year growth in home market franchisee profitability
Over $360 million of capital returned to shareholders in Q3 while investing for growth and reducing net leverage

Toronto, November 3, 2023 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the third quarter ended September 30, 2023. Josh Kobza, Chief Executive Officer of RBI commented, "I am proud of the strength we're seeing across our brands due to the efforts of our franchisees and our teams which helped drive another quarter of double-digit system-wide sales growth and home market franchisee profitability growth. These results reflect our focus on enhancing operations, delivering great guest and team member experiences, and providing great value with the best quality products in each of our brands' respective categories. I am confident that we are well positioned to enter 2024 with momentum."
Third Quarter 2023 Highlights:
•Consolidated comparable sales increased 7.0% and net restaurants grew 4.2% versus the prior year
•System-wide sales increased 10.9% year-over-year
•Net Income of $364 million versus $530 million in prior year
•Adjusted EBITDA of $698 million increased 9.3% organically versus the prior year
•Diluted EPS was $0.79 versus $1.17 in prior year
•Adjusted Diluted EPS of $0.90 decreased (5.6)% organically versus $0.96 in the prior year

Consolidated Operational Highlights	Three Months Ended September 30,
	2023	2022
	(Unaudited)
System-wide Sales Growth
TH	9.7%	13.4%
BK	10.3%	13.6%
PLK	16.1%	12.3%
FHS	6.9%	N/A
Consolidated (a)	10.9%	13.4%
FHS (a)	N/A	3.8%
System-wide Sales (in US$ millions)
TH	$2,088	$1,945
BK	$7,063	$6,346
PLK	$1,764	$1,532
FHS	$308	$289
Consolidated	$11,223	$10,112
Net Restaurant Growth
TH	5.5%	5.2%
BK	2.4%	2.5%
PLK	11.3%	8.9%
FHS	2.6%	N/A
Consolidated (a)	4.2%	3.9%
FHS (a)	N/A	2.5%
System Restaurant Count at Period End
TH	5,701	5,405
BK	19,035	18,581
PLK	4,373	3,928
FHS	1,266	1,234
Consolidated	30,375	29,148
Comparable Sales
TH	6.8%	9.8%
BK	7.2%	9.6%
PLK	7.0%	3.1%
FHS	3.4%	N/A
Consolidated (a)	7.0%	8.6%
FHS (a)	N/A	0.0%

(a) Consolidated system-wide sales growth, consolidated comparable sales and consolidated net restaurant growth do not include the results of Firehouse Subs (FHS) for 2022. FHS 2022 growth figures are shown for informational purposes only.
Notes: (1) In our 2022 financial reports, our key business metrics included results from our franchised Burger King restaurants in Russia, with supplemental disclosure provided excluding these restaurants. We did not generate any new profits from restaurants in Russia in 2022 and do not expect to generate any new profits in 2023. Consequently, beginning in the first quarter of 2023, our reported key business metrics exclude the results from Russia for all periods presented. (2) System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended September 30,
(in US$ millions, except per share data)	2023	2022
	(Unaudited)
Total Revenues	$1,837	$1,726
Net Income	$364	$530
Diluted Earnings per Share	$0.79	$1.17

TH Adjusted EBITDA(1)	$311	$305
BK Adjusted EBITDA(1)	$298	$262
PLK Adjusted EBITDA(1)	$75	$62
FHS Adjusted EBITDA(1)	$14	$13
Adjusted EBITDA(2)	$698	$642

Adjusted Net Income(2)	$413	$436
Adjusted Diluted Earnings per Share(2)	$0.90	$0.96

	Nine Months Ended September 30,
	2023	2022
	(Unaudited)
Net cash provided by operating activities	$920	$1,067
Net cash (used for) provided by investing activities	$(11)	$(66)
Net cash (used for) provided by financing activities	$(774)	$(1,111)

LTM Free Cash Flow(2)	$1,222	$1,450
Net Debt	$12,072	$12,452
Net Income Net Leverage(3)	9.1x	8.8x
Adjusted EBITDA Net Leverage(2)	4.8x	5.2x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA, PLK Adjusted EBITDA and FHS Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Adjusted EBITDA Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(3)Net Income Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Net Income (compliant with SEC guidance regarding non-GAAP financial measures).
We have four operating segments: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK) and Firehouse Subs (FHS). Our financial results and operational highlights are disclosed based on these segments each quarter.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by increases in system-wide sales in all of our segments. On an as reported basis the increase was partially offset by unfavorable FX movements which impacted TH.

The year-over-year decrease in Net Income was primarily driven by income tax expense in the current year compared to an income tax benefit in the prior year, an unfavorable change from other operating expenses (income), net, unfavorable FX movements, loss on early extinguishment of debt, an increase in share-based compensation and non-cash incentive compensation expense, and an increase in interest expense, net, partially offset by increases in segment income across all of our segments.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were largely driven by increases in Adjusted EBITDA across each of our segments.

The year-over-year decrease in Adjusted Net Income was primarily driven by an increase in adjusted income tax expense, an increase in share-based compensation and non-cash incentive compensation expense and an increase in adjusted interest expense, partially offset by increases in Adjusted EBITDA in all of our segments.

Burger King US Reclaim the Flame
In September 2022, Burger King shared the details of its "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. We will be investing $400 million over the life of the plan, comprised of $150 million in advertising and digital investments ("Fuel the Flame") and $250 million in high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset").

During the quarter ended September 30, 2023, we funded approximately $2 million toward our Fuel the Flame digital investment, and $10 million toward our Royal Reset investments. As of September 30, 2023, we have funded a total of $33 million toward the Fuel the Flame investments and $45 million toward our Royal Reset investments.

Macro Economic Environment
During 2022 and year-to-date 2023, there were increases in commodity, labor, and energy costs partially due to the macroeconomic impact of both the war in Ukraine and COVID-19. This has resulted in increases in inflation, foreign exchange volatility and rising interest rates which may be exacerbated by the conflict in the Middle East and could have an adverse impact on our business and results of operations if we and our franchisees are not able to adjust prices sufficiently to offset the effect of cost increases without negatively impacting consumer demand.

In addition, the global crisis resulting from the spread of COVID-19 impacted our restaurant operations during the nine months ended September 30, 2022. Certain markets, including China, were significantly impacted as a result of government mandated lockdowns. These lockdowns, which have since been lifted, resulted in restrictions to restaurant operations, such as reduced, if any, dine-in capacity, and/or restrictions on hours of operation in those markets.

TH Segment Results

	Three Months Ended September 30,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	9.7%	13.4%
System-wide Sales	$2,088	$1,945
Comparable Sales	6.8%	9.8%

Net Restaurant Growth	5.5%	5.2%
System Restaurant Count at Period End	5,701	5,405

Sales	$718	$710
Franchise and Property Revenues	$261	$250
Advertising Revenues and Other Services	$82	$73
Total Revenues	$1,060	$1,033

Cost of Sales	$582	$568
Franchise and Property Expenses	$84	$87
Advertising Expenses and Other Services	$83	$73
Segment G&A	$29	$31
Segment Depreciation and Amortization	$24	$26
Adjusted EBITDA(1)(4)	$311	$305

(4)TH Adjusted EBITDA includes $4 million and $5 million of cash distributions received from equity method investments for the three months ended September 30, 2023 and 2022, respectively.

For the third quarter of 2023, the increase in system-wide sales was primarily driven by comparable sales of 6.8%, including Canada comparable sales of 8.1%, and net restaurant growth of 5.5%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by an increase in system-wide sales and increase in sales to retailers. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales and increase in sales to retailers, partially offset by an increase in cost of sales largely driven by higher year-over-year average cost of inventory. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

BK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	10.3%	13.6%
System-wide Sales	$7,063	$6,346
Comparable Sales	7.2%	9.6%

Net Restaurant Growth	2.4%	2.5%
System Restaurant Count at Period End	19,035	18,581

Sales	$21	$19
Franchise and Property Revenues	$376	$349
Advertising Revenues and Other Services	$141	$123
Total Revenues	$538	$491

Cost of Sales	$20	$19
Franchise and Property Expenses	$30	$46
Advertising Expenses and Other Services	$151	$130
Segment G&A	$53	$45
Segment Depreciation and Amortization	$13	$11
Adjusted EBITDA(1)	$298	$262

For the third quarter of 2023, the increase in system-wide sales was driven by comparable sales of 7.2%, including rest of the world comparable sales of 7.6% and US comparable sales of 6.6%, and net restaurant growth of 2.4%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by the increase in system-wide sales. The increase in Total Revenues on an as reported basis was also driven by favorable FX movements.

The year-over-year changes in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales and bad debt recoveries in the current year compared to bad debt expenses in the prior year. This was partially offset by higher Segment G&A due to higher compensation-related expenses as well as Advertising Expenses and Other Services exceeding Advertising Revenues and Other Services in the current year to a greater extent than in the prior year period. The increase in Adjusted EBITDA on an as reported basis was also driven by favorable FX movements.

PLK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	16.1%	12.3%
System-wide Sales	$1,764	$1,532
Comparable Sales	7.0%	3.1%

Net Restaurant Growth	11.3%	8.9%
System Restaurant Count at Period End	4,373	3,928

Sales	$22	$21
Franchise and Property Revenues	$90	$78
Advertising Revenues and Other Services	$76	$65
Total Revenues	$188	$164

Cost of Sales	$20	$19
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$77	$66
Segment G&A	$16	$16
Segment Depreciation and Amortization	$2	$2
Adjusted EBITDA(1)	$75	$62

For the third quarter of 2023, the increase in system-wide sales was driven by net restaurant growth of 11.3% and comparable sales of 7.0%, including US comparable sales of 5.6%.

The year-over-year increases in Total Revenues and Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales.

FHS Segment Results

	Three Months Ended September 30,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth (a)	6.9%	3.8%
System-wide Sales	$308	$289
Comparable Sales (a)	3.4%	0.0%

Net Restaurant Growth (a)	2.6%	2.5%
System Restaurant Count at Period End	1,266	1,234

Sales	$10	$9
Franchise and Property Revenues	$27	$21
Advertising Revenues and Other Services	$15	$8
Total Revenues	$51	$38

Cost of Sales	$8	$9
Franchise and Property Expenses	$4	$2
Advertising Expenses and Other Services	$15	$7
Segment G&A	$10	$9
Segment Depreciation and Amortization	$—	$1
Adjusted EBITDA(1)	$14	$13

(a) FHS 2022 growth figures are shown for informational purposes only.

For the third quarter of 2023, the increase in system-wide sales was driven by comparable sales of 3.4%, including US comparable sales of 3.9%, and net restaurant growth of 2.6%.

The year-over-year increases in Total Revenues and Adjusted EBITDA were primarily driven by the increase in system-wide sales. In addition, increases in Advertising Revenues and Other Services and Advertising Expenses and Other Services reflect our modification of the Advertising fund arrangements to be more consistent with those of our other brands.

Cash and Liquidity
As of September 30, 2023, total debt was $13.4 billion, net debt (total debt less cash and cash equivalents of $1.3 billion) was $12.1 billion, net income net leverage was 9.1x and Adjusted EBITDA net leverage was 4.8x. During the quarter, we amended our Credit Agreement to increase the availability under the revolver from $1.0 billion to $1.25 billion, to increase the Term Loan A facility to $1.275 billion, to increase the Term Loan B facility to $5.175 billion at an increased rate of SOFR plus 225 basis points, to remove the basis point adjustment to the term SOFR across all facilities, and to extend the maturity of the revolver and the Term Loan A to September 21, 2028 and of the Term Loan B to September 21, 2030.

The RBI Board of Directors has declared a dividend of $0.55 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the fourth quarter of 2023. The dividend will be payable on January 4, 2024 to shareholders and unitholders of record at the close of business on December 21, 2023.

On August 31, 2023, our Board of Directors approved a share repurchase program that allows us to purchase up to $1,000 million of our common shares until September 30, 2025. This approval follows the expiration of our prior two-year authorization to repurchase up to the same $1,000 million amount of our common shares. Additionally, we repurchased approximately 2.1 million of our common shares for a total of $142 million of which 0.4 million of these repurchases had not yet settled and therefore were not cancelled as of September 30, 2023, and as of September 30, 2023 had $858 million remaining under the authorization.

Subsequent Events
Subsequent to September 30, 2023 through October 31, 2023, we repurchased 5.5 million of our common shares for $358 million and as of October 31, 2023 had $500 million remaining under the share repurchase authorization.

In October 2023, we entered into new cross-currency rate swap contracts between the Euro and U.S. dollar in which we receive quarterly fixed-rate interest payments on the U.S. dollar aggregate amount of $1,400 million through the maturity date of October 31, 2026. At inception, these cross-currency rate swaps were designated as hedges and are accounted for as net investment hedges. In connection with these new cross-currency rate swaps, we settled our existing cross-currency rate swap contracts between the Euro and U.S. dollar with a notional value of $400 million and $500 million with a maturity date of February 17, 2024 and received $59 million in cash as part of this settlement.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Friday, November 3, 2023, to review financial results for the third quarter ended September 30, 2023. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (833)-950-0062 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 370104.

For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the macroeconomic environment from the war in Ukraine, the COVID-19 pandemic, the conflict in the Middle East, and related macro-economic pressures, such as inflation, rising interest rates and currency fluctuations, on our results of operations, business, liquidity, prospects and restaurant operations and those of our digital, marketing, remodel and technology enhancement initiatives and expectations regarding further expenditures relating to these initiatives, including our “Reclaim the Flame” plan to accelerate sales growth and drive franchisee profitability at Burger King, our commitment to growth opportunities, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth, and our suspension of operations in and financial results from Russia. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to the supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to our fully franchised business model; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; evolving legislation and regulations in the area of franchise and labor and employment law; risks related to the conflict between Russia and Ukraine and the conflict in the Middle East; our ability to address environmental and social sustainability issues and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Sales	$771	$759	$2,183	$2,076
Franchise and property revenues	753	698	2,163	1,989
Advertising revenues and other services	313	269	856	751
Total revenues	1,837	1,726	5,202	4,816
Operating costs and expenses:
Cost of sales	630	615	1,792	1,693
Franchise and property expenses	119	137	372	392
Advertising expenses and other services	326	276	909	782
General and administrative expenses	169	156	507	435
(Income) loss from equity method investments	1	8	19	30
Other operating expenses (income), net	10	(27)	20	(68)
Total operating costs and expenses	1,255	1,165	3,619	3,264
Income from operations	582	561	1,583	1,552
Interest expense, net	143	133	430	389
Loss on early extinguishment of debt	16	—	16	—
Income before income taxes	423	428	1,137	1,163
Income tax expense (benefit)	59	(102)	145	17
Net income	364	530	992	1,146
Net income attributable to noncontrolling interests	112	170	310	367
Net income attributable to common shareholders	$252	$360	$682	$779
Earnings per common share
Basic	$0.80	$1.18	$2.19	$2.53
Diluted	$0.79	$1.17	$2.16	$2.51
Weighted average shares outstanding (in millions):
Basic	314	306	312	308
Diluted	459	454	458	455

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,310	$1,178
Accounts and notes receivable, net of allowance of $35 and $36, respectively	692	614
Inventories, net	160	133
Prepaids and other current assets	221	123
Total current assets	2,383	2,048
Property and equipment, net of accumulated depreciation and amortization of $1,140 and $1,061, respectively	1,904	1,950
Operating lease assets, net	1,060	1,082
Intangible assets, net	10,946	10,991
Goodwill	5,681	5,688
Other assets, net	1,103	987
Total assets	$23,077	$22,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$693	$758
Other accrued liabilities	1,132	1,001
Gift card liability	159	230
Current portion of long-term debt and finance leases	87	127
Total current liabilities	2,071	2,116
Long-term debt, net of current portion	12,862	12,839
Finance leases, net of current portion	305	311
Operating lease liabilities, net of current portion	1,003	1,027
Other liabilities, net	864	872
Deferred income taxes, net	1,308	1,313
Total liabilities	18,413	18,478
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2023 and December 31, 2022; 317,837,606 shares issued and outstanding at September 30, 2023; 307,142,436 shares issued and outstanding at December 31, 2022	2,267	2,057
Retained earnings	1,268	1,121
Accumulated other comprehensive income (loss)	(627)	(679)
Total Restaurant Brands International Inc. shareholders’ equity	2,908	2,499
Noncontrolling interests	1,756	1,769
Total shareholders’ equity	4,664	4,268
Total liabilities and shareholders’ equity	$23,077	$22,746

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$992	$1,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142	143
Non-cash loss on early extinguishment of debt	5	—
Amortization of deferred financing costs and debt issuance discount	21	21
(Income) loss from equity method investments	19	30
(Gain) loss on remeasurement of foreign denominated transactions	(11)	(82)
Net (gains) losses on derivatives	(111)	17
Share-based compensation and non-cash incentive compensation expense	141	93
Deferred income taxes	(47)	(29)
Other	19	8
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(86)	(93)
Inventories and prepaids and other current assets	(49)	(67)
Accounts and drafts payable	(62)	113
Other accrued liabilities and gift card liability	(62)	(74)
Tenant inducements paid to franchisees	(15)	(13)
Other long-term assets and liabilities	24	(146)
Net cash provided by operating activities	920	1,067
Cash flows from investing activities:
Payments for property and equipment	(73)	(52)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	23	11
Net payments in connection with purchase of Firehouse Subs	—	(12)
Settlement/sale of derivatives, net	40	22
Other investing activities, net	(1)	(35)
Net cash (used for) provided by investing activities	(11)	(66)
Cash flows from financing activities:
Proceeds from long-term debt	55	2
Repayments of long-term debt and finance leases	(79)	(71)
Payment of financing costs	(43)	—
Payment of dividends on common shares and distributions on Partnership exchangeable units	(741)	(728)
Repurchase of common shares	(115)	(326)
Proceeds from stock option exercises	52	7
(Payments) proceeds from derivatives	100	8
Other financing activities, net	(3)	(3)
Net cash (used for) provided by financing activities	(774)	(1,111)
Effect of exchange rates on cash and cash equivalents	(3)	(31)
Increase (decrease) in cash and cash equivalents	132	(141)
Cash and cash equivalents at beginning of period	1,178	1,087
Cash and cash equivalents at end of period	$1,310	$946
Supplemental cash flow disclosures:
Interest paid	$544	$318
Net interest paid (a)	$380	$289
Income taxes paid	$184	$177
(a) Refer to reconciliation in Non-GAAP Financial Measures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH, BK and FHS and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

In our 2022 financial reports, our key business metrics included results from our franchised Burger King restaurants in Russia, with supplemental disclosure provided excluding these restaurants. We did not generate any new profits from restaurants in Russia in 2022 and do not expect to generate any new profits in 2023. Consequently, beginning in the first quarter of 2023, our reported key business metrics exclude the results from Russia for all periods presented.

	Three Months Ended September 30,
KPIs by Market	2023	2022
	(Unaudited)
System-wide Sales Growth
TH - Canada	8.5%	12.1%
TH - Rest of World	16.0%	21.2%
TH - Global	9.7%	13.4%

BK - US	6.0%	4.4%
BK - Rest of World	13.3%	21.2%
BK - Global	10.3%	13.6%

PLK - US	11.0%	7.7%
PLK - Rest of World	43.6%	43.4%
PLK - Global	16.1%	12.3%

FHS - US	6.6%	3.3%
FHS - Rest of World	11.7%	15.6%
FHS - Global	6.9%	3.8%

System-wide Sales (in US$ millions)
TH - Canada	$1,737	$1,645
TH - Rest of World	$351	$300
TH - Global	$2,088	$1,945

BK - US	$2,800	$2,641
BK - Rest of World	$4,263	$3,705
BK - Global	$7,063	$6,346

PLK - US	$1,421	$1,280
PLK - Rest of World	$343	$252
PLK - Global	$1,764	$1,532

FHS - US	$290	$276
FHS - Rest of World	$18	$13
FHS - Global	$308	$289

Comparable Sales
TH - Canada	8.1%	11.1%
TH - Rest of World	(0.1)%	2.1%
TH - Global	6.8%	9.8%

BK - US	6.6%	4.0%
BK - Rest of World	7.6%	14.3%
BK - Global	7.2%	9.6%

PLK - US	5.6%	1.3%
PLK - Rest of World	14.6%	16.4%
PLK - Global	7.0%	3.1%

FHS - US	3.9%	0.3%
FHS - Rest of World	(4.5)%	(6.6)%
FHS - Global	3.4%	0.0%

	As of
KPIs by Market	September 30, 2023	September 30, 2022
	(Unaudited)
Net Restaurant Growth
TH - Canada	(0.6)%	(1.0)%
TH - Rest of World	21.3%	25.8%
TH - Global	5.5%	5.2%

BK - US	(2.8)%	(0.4)%
BK - Rest of World	5.7%	4.4%
BK - Global	2.4%	2.5%

PLK - US	5.0%	6.1%
PLK - Rest of World	28.3%	17.1%
PLK - Global	11.3%	8.9%

FHS - US	0.7%	2.2%
FHS - Rest of World	44.4%	10.2%
FHS - Global	2.6%	2.5%

Restaurant Count
TH - Canada	3,874	3,899
TH - Rest of World	1,827	1,506
TH - Global	5,701	5,405

BK - US	6,864	7,062
BK - Rest of World	12,171	11,519
BK - Global	19,035	18,581

PLK - US	3,000	2,858
PLK - Rest of World	1,373	1,070
PLK - Global	4,373	3,928

FHS - US	1,188	1,180
FHS - Rest of World	78	54
FHS - Global	1,266	1,234

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2023	2022	2023	2022
Segment G&A TH(1)	$29	$31	$86	$92
Segment G&A BK(1)	53	45	148	130
Segment G&A PLK(1)	16	16	47	48
Segment G&A FHS(1)	10	9	27	25
Share-based compensation and non-cash incentive compensation expense	48	34	140	93
Depreciation and amortization(2)	8	6	23	18
FHS Transaction costs	—	3	19	8
Corporate restructuring and advisory fees	5	12	17	21
General and administrative expenses	$169	$156	$507	$435

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, FHS Transaction costs and Corporate restructuring and advisory fees.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses and other services. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2023	2022	2023	2022
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$30	$1	$19	$2
Litigation settlement (gains) and reserves, net	1	—	(1)	3
Net losses (gains) on foreign exchange(4)	(18)	(30)	(11)	(82)
Other, net(5)	(3)	2	13	9
Other operating expenses (income), net	$10	$(27)	$20	$(68)

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods. The amount for the three and nine months ended September 30, 2023 includes asset write-offs and related costs in connection with the discontinuance of an internally developed software project.
(4)Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities, primarily those denominated in Euros and Canadian dollars.
(5)Other, net for the nine months ended September 30, 2023 is primarily related to payments in connection with FHS area representative buyouts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. See reconciliation of these Non-GAAP financial measures in the following pages.

Non-GAAP Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Organic Adjusted Net Income growth, Organic Adjusted Diluted EPS growth, Free Cash Flow, LTM Free Cash Flow, Net Interest Paid, and Adjusted EBITDA Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included non-recurring fees and expenses incurred in connection with the Firehouse Subs acquisition and integration consisting of professional fees, compensation-related expenses and integration costs as well as costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation and regulations. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our four operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Adjusted EBITDA Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Adjusted EBITDA Net Leverage is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. LTM Free Cash Flow is defined as Free Cash Flow for the last twelve-month period to the date reported.

Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share
(Unaudited)

	Three Months Ended September 30,		Variance		Impact of FX Movements	Organic Growth
(in US$ millions, except per share amounts)	2023	2022	$	%	$	$	%
Revenue
TH	$1,060	$1,033	$27	2.7%	$(24)	$51	5.2%
BK	$538	$491	$47	9.8%	$6	$41	8.6%
PLK	$188	$164	$24	14.0%	$—	$24	14.3%
FHS	$51	$38	$13	28.6%	$—	$13	28.6%
Total Revenues	$1,837	$1,726	$111	6.4%	$(19)	$130	7.6%
Adjusted EBITDA
TH	$311	$305	$6	2.1%	$(7)	$13	4.5%
BK	$298	$262	$36	13.5%	$4	$33	11.9%
PLK	$75	$62	$13	21.2%	$—	$13	22.0%
FHS	$14	$13	$1	2.4%	$—	$1	2.4%
Adjusted EBITDA	$698	$642	$56	8.6%	$(4)	$60	9.3%

Adjusted Net Income	$413	$436	$(23)	(5.2)%	$(3)	$(20)	(4.5)%
Adjusted Diluted Earnings per Share	$0.90	$0.96	$(0.06)	(6.3)%	$(0.01)	$(0.05)	(5.6)%

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2023	2022	2023	2022
Net Income	$364	$530	$992	$1,146
Income tax expense (benefit)	59	(102)	145	17
Loss on early extinguishment of debt	16	—	16	—
Interest expense, net	143	133	430	389
Income from operations	582	561	1,583	1,552
Depreciation and amortization	47	46	142	143
EBITDA	629	607	1,725	1,695
Share-based compensation and non-cash incentive compensation expense(1)	49	34	141	93
FHS Transaction costs(2)	—	3	19	8
Corporate restructuring and advisory fees(3)	5	12	17	21
Impact of equity method investments(4)	5	13	29	41
Other operating expenses (income), net	10	(27)	20	(68)
Adjusted EBITDA	$698	$642	$1,951	$1,790

Segment income:
TH	$311	$305	$852	$810
BK	298	262	842	761
PLK	75	62	214	179
FHS	14	13	43	40
Adjusted EBITDA	$698	$642	$1,951	$1,790

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, except per share data)	2023	2022	2023	2022
Net income	$364	$530	$992	$1,146
Income tax expense (benefit)	59	(102)	145	17
Income before income taxes	423	428	1,137	1,163
Adjustments:
Franchise agreement amortization	7	8	23	24
Amortization of deferred financing costs and debt issuance discount	7	7	21	21
Interest expense and loss on extinguished debt(6)	28	16	53	48
FHS Transaction costs(2)	—	3	19	8
Corporate restructuring and advisory fees(3)	5	12	17	21
Impact of equity method investments(4)	5	13	29	41
Other operating expenses (income), net	10	(27)	20	(68)
Total adjustments	62	32	182	95
Adjusted income before income taxes	485	460	1,319	1,258
Adjusted income tax expense(5)(7)	72	24	179	154
Adjusted net income	$413	$436	$1,140	$1,104
Adjusted diluted earnings per share	$0.90	$0.96	$2.49	$2.42
Weighted average diluted shares outstanding	459	454	458	455

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage, Reconciliation of Free Cash Flow and Net Interest Paid
(Unaudited)

	As of
(in US$ millions, except ratio)	September 30, 2023	September 30, 2022
Long-term debt, net of current portion	$12,862	$12,853
Finance leases, net of current portion	305	310
Current portion of long-term debt and finance leases	87	117
Unamortized deferred financing costs and deferred issue discount	128	118
Total debt	13,382	13,398

Cash and cash equivalents	1,310	946
Net debt	12,072	12,452

LTM Net Income	1,328	1,408
Net Income Net leverage	9.1x	8.8x

LTM adjusted EBITDA	2,539	2,374
Adjusted EBITDA Net leverage	4.8x	5.2x

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2023	2022	2021	2022	2021	2023	2022
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$920	$1,067	$1,255	$1,490	$1,726	$1,343	$1,538
Payments for property and equipment	(73)	(52)	(70)	(100)	(106)	(121)	(88)
Free Cash flow	$847	$1,015	$1,185	$1,390	$1,620	$1,222	$1,450

(in US$ millions)	Nine Months Ended September 30, 2023	Six Months Ended June 30, 2023	Three Months Ended September 30, 2023
Calculation:	A	B	A - B
Net cash provided by operating activities	$920	$487	$433
Payments for property and equipment	(73)	(48)	(25)
Free Cash Flow	$847	$439	$408

	Nine Months Ended September 30, 2023
(in US$ millions)	2023	2022
Interest Paid	$544	$318

Proceeds (payments) from derivatives, net within investing activities (a)	35	18
Proceeds (payments) from derivatives, net within financing activities	100	8
Interest income	29	3
Net Interest Paid	$380	$289

(a) Nine months ended September 30, 2023 and 2022 excludes $5 million and $4 million, respectively, of forward currency contracts included within cost of sales in earnings.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2023	2022	2021	2022	2021	2023	2022
Calculation:	A	B	C	D	E	A + D - B	B + E - C

Net income	$992	$1,146	$991	$1,482	$1,253	$1,328	$1,408
Income tax expense (benefit)	145	17	83	(117)	110	11	44
Loss on early extinguishment of debt	16	—	11	—	11	16	—
Interest expense, net	430	389	378	533	505	574	516
Income from operations	1,583	1,552	1,463	1,898	1,879	1,929	1,968
Depreciation and amortization	142	143	150	190	201	189	194
EBITDA	1,725	1,695	1,613	2,088	2,080	2,118	2,162
Share-based compensation and non-cash incentive compensation expense(1)	141	93	71	136	102	184	124
FHS Transaction costs(2)	19	8	—	24	18	35	26
Corporate restructuring and advisory fees(3)	17	21	8	46	16	42	29
Impact of equity method investments(4)	29	41	22	59	25	47	44
Other operating expenses (income), net	20	(68)	(50)	25	7	113	(11)
Adjusted EBITDA	$1,951	$1,790	$1,664	$2,378	$2,248	$2,539	$2,374

Segment income:
TH	$852	$810	$738	$1,073	$997	$1,115	$1,069
BK	842	761	755	1,007	1,021	1,088	1,027
PLK	214	179	171	242	228	277	236
FHS	43	40	—	56	2	59	42
Adjusted EBITDA	$1,951	$1,790	$1,664	$2,378	$2,248	$2,539	$2,374

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2022 and 2023 cash bonus, respectively.

(2)In connection with the acquisition of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three months ended March 31, 2023 and three and nine months ended September 30, 2022, primarily consisting of professional fees, compensation related expenses and integration costs. We do not expect to incur additional FHS Transaction costs during the remainder of 2023.

(3)Non-operating costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation and regulations.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)The effective tax rate for the three and nine months ended September 30, 2022 included a net decrease in tax reserves of $171 million related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 39.9% and 14.7% for the three and nine months ended September 30, 2022, respectively. The impact of the net reserve releases decreased our adjusted effective tax rate by 9.5% and 3.5% for the three and nine months ended September 30, 2022, respectively.

(6)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(7)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.